As filed with the Securities and Exchange Commission on April 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sientra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5551000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
420 South Fairview Avenue, Suite 200 Santa Barbara, CA	93117
(Address of principal executive fffices)	(Zip code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

Inducement Plan

(Full title of the plans)

Jeffrey Nugent

Chief Executive Officer

Sientra, Inc.

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(805) 562-3500

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Oliver Bennett General Counsel Sientra, Inc. 420 South Fairview Avenue, Suite 200 Santa Barbara, CA 93117 (805) 562-3500	Michael S. Kagnoff, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 Tel: (858) 677-1400 Fax: (858) 677-1401

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered (1)	Proposed Maximum Offering Price per Share (5)	Aggregate Offering Price (5)	Amount of Registration Fee
2014 Equity Incentive Plan Common Stock, par value $0.01 per share	1,981,607 shares(2)	$1.98	$3,923,581.86	$509.29
2014 Employee Stock Purchase Plan Common Stock, par value $0.01 per share	495,401 shares(3)	$1.98	$980,893.98	$127.32
Inducement Plan Common Stock, par value $0.01 per share	250,000 shares(4)	$1.98	$495,000.00	$64.25
Total	2,727,008	N/A	$5,399,475.84	$700.86
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the 2014 Equity Incentive Plan (the “2014 Plan”), the 2014 Employee Stock Purchase Plan (the “2014 ESPP”), and the Sientra, Inc. Inducement Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents 1,981,607 shares of Common Stock that became available for issuance on January 1, 2020 under the 2014 Plan pursuant to an evergreen provision of the 2014 Plan. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2014 Plan on January 1 of each calendar year, from January 1, 2015 through January 1, 2024. The number of shares added each year will be equal to: (a) 4% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s board of directors (the “Board”) for the applicable year.

(3)

Represents 495,401 shares of Common Stock that became available for issuance on January 1, 2020 under the 2014 ESPP pursuant to an evergreen provision of the 2014 ESPP. The 2014 ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2014 ESPP on January 1 of each calendar year, from January 1, 2015 through January 1, 2024. The number of shares of Common Stock added each year will be equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 3,000,000 shares of Common Stock; or (c) a lesser number of shares of Common Stock as is determined by the Board for the applicable year.

(4)	Represents 250,000 shares of Common Stock issuable pursuant to the Inducement Plan
(5)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act and based on the average of the high and low prices per share of the Registrant’s common stock on April 7, 2020 as reported on the NASDAQ Global Select Market.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 1,981,607 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan;  (ii) 495,401 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2014 Employee Stock Purchase Plan, which are the same class as those securities previously registered on effective Forms S-8 filed with the Securities and Exchange Commission on October 29, 2014 (File No. 333-199684), March 19, 2015 (File No. 333-202879), January 26, 2016 (File No. 333-209129), January 18, 2017 (File No. 333-215603), March 15, 2018 (File No. 333-223666) and April 18, 2019 (File No. 333-230924), and (iii) 250,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s Inducement Award plan, which are the same class as those securities previously registered on effective Form S-8 filed with the SEC on April 11, 2016 (File No. 333- 210695), January 18, 2017 (File No. 333-215603), March 15, 2018 (File No. 333-223666) and April 18, 2019 (File No. 333-230924).  The contents of those Registration Statements, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.2(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of DLA Piper LLP (US) (filed as a part of Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1(4)#	2014 Equity Incentive Plan and forms of award agreements thereunder.

99.2(5)#	2014 Employee Stock Purchase Plan.

99.3(6)#	Sientra, Inc. Inducement Plan.

(1)

Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(2)

Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(4)

Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(5)

Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(6)	Previously filed as Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K (File No. 001-36709), originally filed with the Commission on March 10, 2016, incorporated herein by reference.

#Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Santa Barbara, State of California, on April 10, 2020.

SIENTRA, INC.

By:	/s/ Jeffrey Nugent
Jeffrey Nugent
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Paul Little and Oliver Bennett, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey Nugent	Chairman and Chief Executive Officer	April 10, 2020
Jeffrey Nugent	(Principal Executive Officer)
/s/ Paul Little	Chief Financial Officer and Treasurer	April 10, 2020
Paul Little	(Principal Financial and Accounting Officer)
/s/ Nicholas Simon	Lead Independent Director	April 10, 2020
Nicholas Simon
/s/ Mary M. Fisher	Director	April 10, 2020
Mary M. Fisher
/s/ Kevin O’Boyle	Director	April 10, 2020
Kevin O’Boyle
/s/ Philippe A. Schaison	Director	April 10, 2020
Philippe A. Schaison
/s/ Keith Sullivan	Director	April 10, 2020
Keith Sullivan
/s/ Caroline Van Hove	Director	April 10, 2020
Caroline Van Hove